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                                                                   EXHIBIT 10.2

                   STANDARD INDUSTRIAL LEASE -- MULTI-TENANT
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                     [LOGO]

1. Parties. This Lease, dated, for reference purposes only, November ___, 19 __, is made by and between McDonnell Douglas Technologies, Inc., a Delaware corporation (herein called "Lessor") and U.S. Medical Instruments, Inc., a California corporation (herein called "Lessee").

2. Premises, Parking and Common Areas.

        2.1 Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the County of San Diego, State of California commonly known as 16825 Via del Campo Court, San Diego and described as See Addendum to Paragraph 1 for description of Premises. herein referred to as the "Premises", as may be outlined on an Exhibit attached hereto, including rights to the Common Areas as hereinafter specified but not including any rights to the roof of the Premises or to any Building in the Industrial Center. The Premises are within a building, herein referred to as the "Building." The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center."

        2.2  Vehicle Parking. Lessee shall be entitled to  *   vehicle parking
spaces, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles." *See Addendum Paragraph 2.

          2.2.1 Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

          2.2.2 If Lessee permits or allows any of the prohibited activities described in paragraph 2.2 of this Lease, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.3 Common Areas -- Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designed by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

        2.4 Common Areas -- Lessee's Rights. Lessor hereby grants to Lessee, for the benefit or Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.5 Common Areas -- Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide by and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

        2.6 Common Areas -- Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

        (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways: (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available: (c) To add improvements to the Common Areas: (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof: (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate; provided, however, that Lessor will use reasonable efforts to minimize interference with Lessee's operations at the Premises.

3. Term.

        3.1 Term. The term of this Lease shall be for five (5) years commencing on January 1, 1994 and ending on __________________ unless sooner terminated pursuant to any provision hereof. See Addendum Paragraph 3.

        3.2 Delay in Possession. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

        3.3 Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance in the termination date. See Addendum Paragraph 4.

4. Rent.

        4.1 Base Rent. Lessee shall pay to Lessor, as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the _____ day of each month of the term hereof, monthly payments in advance of $ ________________. See Addendum Paragraph 5.

Lessee shall pay Lessor upon execution hereof $ N/A as Base Rent for N/A. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

        4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

        (a) "Lessee's Share" is defined, for purposes of this lease, as * percent. *See Addendum Paragraph 6.

        (b) "Operating Expenses" is defined, for purposes of this Lease, as all costs incurred by Lessor, if any, for:

           (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                (aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities and fences and gates:

                (bb) Trash disposal services:

                (cc) Tenant directories:

                (dd) Fire detection systems including sprinkler system maintenance and repair:


(copyright) American Industrial         MULTI TENANT -- MODIFIED NET
Real Estate Association 1981


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        (ee) Security services:
        (ff) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense;"
     (ii) Any deductible portion of an insured loss concerning any of the items or matters described in this paragraph 4.2;
     (iii) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;
     (iv) The amount of the real property tax to be paid by Lessor under paragraph 10.1 hereof;
     (v)  The cost of water, gas and electricity to service the Common Areas.
  (c) The inclusion of the improvements, facilities and services set forth in paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same. Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
  (d) Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $60,000 as security for Lessee's faithful performance of Lessee's obligations hereunder. If lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use.  See Addendum Paragraph 7.

   6.1  Use.

  6.2   Compliance with Law.

        (a) Lessor warrants to Lessee that to the actual knowledge of Lessor's officers the Premises, in the state existing on the date that the Lease term commences, but without regard to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee's sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

        (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises and of the Common Areas. Lessee shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Industrial Center.

  6.3  Condition of Premises. See Addendum Paragraph 8.

        (a) Lessor shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, heating, TES System and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within 90 days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder.

        (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7. Maintenance, Repairs, Alterations and Common Area Services. See Addendum Paragraph 9.

   7.1 Lessor's Obligations. Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6(Use), 7.2 (Lessee's Obligations) and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor's expense, subject to reimbursement pursuant to paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas and all parts thereof. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this paragraph
7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any Common Area Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

  7.2  Lessee's Obligations. See Addendum Paragraph 10.

        (a) Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor's Obligations), and 9 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessable to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises. Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

        (b) If Lessee fails to perform Lessee's obligations under this paragraph 7.2 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

        (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in good condition, ordinary wear and tear and any casualty or other condition which is not the obligation of Lessee hereunder excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.


  7.3  Alterations and Additions.  See Addendum Paragraph 11.

        (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, or the Industrial Center, except for nonstructural alterations to the Premises not exceeding $10,000 for any cost or group of related costs during the term of this Lease. In any event, whether or not in excess of $10,000, Lessee shall make no change or alteration to the
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exterior of the Premises nor the exterior of the Building nor the Industrial
Center without Lessor's prior written consent. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises and the Industrial Center to their prior condition. As to any work or related items of work costing in excess of $50,000 and/or including the initial tenant improvement work. Lessee will insure that general contractor and sub-contractor will provide lien releases to lessor. Lessor may require
Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor. Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of the same.

           (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Industrial Center that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

           (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest to do so.

           (d) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

        7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8. Insurance; Indemnity.

        8.1 Liability Insurance -- Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Industrial Center. Such insurance shall be in an amount not less than $500,000.00 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

        8.2 Liability Insurance -- Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Industrial Center in an amount not less than $500,000.00 per occurrence.

        8.3 Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Industrial Center improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) special extended perils ("all risk", as such term is used in the insurance industry), plate glass insurance and such other insurance as Lessor deems advisable. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(g) hereof, the deductible amounts under the casualty insurance policies relating to the Premises shall be paid by Lessee.

        8.4 Payment of Premium Increase.

            (a) After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee's Share of any increase in the property insurance premium for the Industrial Center specified by Lessor's insurance carrier as being caused by the use, acts or omissions of any other lessee of the Industrial Center, or by the nature of such other lessee's occupancy which create an extraordinary or unusual risk.

            (b) Lessee, however, shall pay the entirety of an increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

        8.5 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor, Lessee shall delivery to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof.

        8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

        8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Industrial Center, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Industrial Center arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. See Addendum Paragraph 13.

        8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable for injury to the person of Lessee. Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Industrial Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Industrial Center.

9.  Damage or Destruction.  See Addendum Paragraph 14.

    9.1  Definitions.

         (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

         (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

         (c) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

         (d) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

         (e) "Industrial Center Buildings" shall mean all of the buildings on the Industrial Center site.

         (f) "Industrial Center Buildings Total Destruction" shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

                (g) "Insured Loss" shall mean damage or destruction which was covered by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                (h) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

        9.2     PREMISES PARTIAL DAMAGE; PREMISES BUILDING PARTIAL DAMAGE.

                (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, but only to the extent of actual insurance proceeds, repair such damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

                (b)  Uninsured Loss: Subject to the provisions of paragraphs
9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises. Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease. Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

        9.3 PREMISES TOTAL DESTRUCTION; PREMISES BUILDING TOTAL DESTRUCTION; INDUSTRIAL CENTER BUILDINGS TOTAL DESTRUCTION.

                (a) Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either (i) Premises Total Destruction, or (ii) Premises Building Total Destruction, or (iii) Industrial Center Buildings Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

        9.4     DAMAGE NEAR END OF TERM.

                (a) Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

                (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, to the extent otherwise required under Paragraph 9.2(a) at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

        9.5     ABATEMENT OF RENT; LESSEE'S REMEDIES.

                (a) Lessee shall have no claim against Lessor for any damage suffered by reason of any damage, destruction, repair or restoration.

                (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue and Lessor has obtained immediate access to sufficient insurance proceeds to complete the repair and restoration. Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

        9.6 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

        9.7 WAIVER. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.     REAL PROPERTY TAXES.

        10.1 PAYMENT OF TAXES. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

        10.2 ADDITIONAL IMPROVEMENTS. Lessee shall not be responsible for paying Lessee's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

        10.3 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Industrial Center. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Industrial Center or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

        10.4 JOINT ASSESSMENT. If the Industrial Center is not separately assessed, Lessee's Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

        10.5    PERSONAL PROPERTY TAXES.

                (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                (b) If any of Lessee's said personal property shall be assessed Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises. Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

12.     ASSIGNMENT AND SUBLETTING. See Addendum Paragraph 15.

        12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under paragraph 13.1.

        12.2    LESSEE AFFILIATE.  Notwithstanding the provisions of paragraph
12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

        12.3 TERMS AND CONDITIONS OF ASSIGNMENT. Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

     12.4 TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

           (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

           (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

           (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

           (e) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

           (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

           (g) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

           (h) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

           (i) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

           (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

           (k) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

     12.5 ATTORNEY'S FEES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorneys fees incurred in connection therewith, such attorneys fees not to exceed $350.00 for each such request.

13.  DEFAULT; REMEDIES.

     13.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

           (a)  The vacating or abandonment of the Premises by Lessee.

           (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

           (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

           (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

           (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, was materially false.

     13.2 REMEDIES. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

           (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

        13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent. Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.

14. CONDEMNATION. If the Premises or any portion thereof or the Industrial Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Common Areas designated as parking for the Industrial
Center is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.  BROKER'S FEE.

     (a) Upon execution of this Lease by both parties, Lessor shall pay to Grubb & Ellis Company Licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), for brokerage services rendered by said broker(s) to Lessor in this transaction.

     (b) Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interests in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Said broker shall be a third party beneficiary of the provisions of this paragraph 15.

16.  ESTOPPEL CERTIFICATE.

     (a) Each party (as "responding party") shall at any time upon not less than ten (10) days prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party.

     (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party,
(ii) there are no uncured defaults in the requesting party's performance, and
(iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

     (c) If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Industrial Center, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest. Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

21. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Property and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. WAIVERS. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

                                                              INITIALS: /s/ WRP
                                                                        -------
MULTI TENANT -- MODIFIED NET
(c) AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION 1981                    -------

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

30.  SUBORDINATION.

     (a) This Lease, and any Option granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. ATTORNEY'S FEES. If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same. See Addendum Paragraph 16.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises or the Industrial Center without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Industrial Center. See Addendum Paragraph 17.

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Property.

39.  OPTIONS.  See Addendum Paragraph 3.

     39.1 DEFINITION. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Industrial Center or other property of Lessor or the right of first offer to lease other space within the Industrial Center or other property of Lessor; (3) the right or option to purchase the Premises or the Industrial Center, or the right of first refusal to purchase the Premises or the Industrial Center, or the right of first offer to purchase the Premises or the Industrial Center, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

     39.2 OPTIONS. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

     39.4  EFFECT OF DEFAULT ON OPTIONS.

           (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(b) or 13.1(c) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) at any time after an event of default described in paragraphs 13.1(a), 13.1(d), or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), nor (iv) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option.

           (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

           (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option. If, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(c) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a default described in paragraph 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) Lessor gives to Lessee three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured.

40. SECURITY MEASURES. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

41. EASEMENTS. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

                                                                Initials:  WRP
MULTI TENANT - MODIFIED NET                                               -----
(c) American Industrial Real Estate Association 1981                      -----

43. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, delivery to Lessor evidence of such authority satisfactory to Lessor.

44. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

46. ADDENDUM. Attached hereto is an addendum or addenda containing paragraphs 1 through 18 which constitute a part of this Lease.



LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

        THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE
        BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.


            LESSOR                                     LESSEE

McDONNELL DOUGLAS TECHNOLOGIES, INC.,    U.S. MEDICAL INSTRUMENTS, INC.,
a Delaware corporation                   a California corporation
- ------------------------------------     --------------------------------------
By                                       By /s/ Name Illegible, President
  ----------------------------------        -----------------------------------
By                                       By /s/ Name Illegible, Sr. VP
  ----------------------------------        -----------------------------------

Executed on                              Executed on   11/9/93
            ------------------------                  -------------------------
                        (Corporate Seal)                       (Corporate Seal)


     ADDRESS FOR NOTICES AND RENT                       ADDRESS

16761 Via del Campo Court                16825 Via del Campo Court
- ------------------------------------     --------------------------------------
San Diego, CA 92127-1785                 San Diego, CA 92127-1785
- ------------------------------------     --------------------------------------

- ------------------------------------     --------------------------------------

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071.
      (213) 687-8777.

                                ADDENDUM TO LEASE

         1. Premises. The Industrial Center is located at 16825 Via del Campo Court, San Diego, California and is more particularly described on Exhibit A attached hereto. The Premises includes the entire Building and is divided into the "First Premises" and "Second Premises". The First Premises consists of the entire Building, excluding therefrom the Second Premises. The approximately 34,000 rentable square foot portion of the Building contained within the First Premises is shown crosshatched on Exhibit A-1 attached hereto, including approximately 4,000 square feet of unimproved space (the "Unimproved Portion"). The Second Premises consists of approximately 17,956 rentable square feet of unimproved space in the Building and is shown as not crosshatched on Exhibit A-1 attached hereto. Upon the commencement of this Lease, Lessee shall lease the First Premises. Lessee shall have the option to lease the Second Premises and include it in the Premises at any time by giving Lessor sixty (60) days' prior irrevocable written notice (the "Option Notice"); provided, however, if Lessee has not given the Option Notice to Lessor on or before April 1, 1995, (i) Lessee shall pay Lessor $21,000 on or before June 1, 1995 to reimburse Lessor for a portion of Lessor's lost revenues and other costs of holding the Second Premises off the market and available for Lessee's rental, (ii) at any time after April 1, 1995 that Lessee has not given the Option Notice to Lessor, Lessor may terminate Lessee's option and all other rights to lease the Second Premises by written notice to Lessee given at any time; and (iii) in the event Lessor has not given such written notice by May 31, 1996 and Lessee has not given the Option Notice by May 31, 1996, Lessee's option and all other rights to lease the Second Premises shall terminate. All references in this Lease to the "Premises" shall mean and refer to only the First Premises unless and until the Second Premises becomes leased by Lessee pursuant to this paragraph, and shall mean and refer collectively to the First Premises and the Second Premises if and after the Second Premises has become leased by Lessee. In the event Lessee's option to lease the Second Premises terminates pursuant to clause (iii) above in this paragraph, this Lease shall terminate on June 30, 1996 as to the approximately 4,000 square foot Unimproved Portion of the First Premises, and thereafter the approximately 30,000 square foot remainder of the First Premises shall constitute the Premises under this Lease. In the event this Lease terminates as to the Unimproved Portion pursuant to the immediately preceding sentence, Lessee shall surrender and vacate the Unimproved Portion on June 30, 1996 pursuant to Paragraph 7.3, and all other provisions of this Lease applicable to a termination of this Lease shall be applicable to such partial termination as to the Unimproved Portion. Upon the termination of this Lease with respect to the Unimproved Portion, the Base Rent for the First Premises, as indicated in the table set forth in Section 5 below, shall be reduced as of the later of July 1, 1996 or the date upon which Lessee surrenders the Unimproved Portion to Lessor pursuant to the provisions of this Lease, to $18,000 per month for the remainder of 1996, subject to further escalation of Base Rent pursuant to the provisions of Section 5 below.

         2. Parking. Lessee shall be entitled to three (3) vehicle parking spaces per 1,000 square feet of the Premises pursuant to Paragraph 2.2 and the other provisions of this Lease. Lessor shall not be responsible for any changes in laws or any act by any third party that may restrict the actual or practical utilization by Lessee of the vehicle parking spaces allocated to Lessee as set forth above, nor shall any such changes in laws or any act by any third party give rise to any right by Lessor to terminate this Lease, abate any rent hereunder or otherwise receive any accommodation from Lessor.

         3. Options to Extend. Subject to the provisions of Paragraph 39 of this Lease, Lessee shall have two (2) successive options to extend the term of this Lease for a period of three (3) years each, by giving Lessor irrevocable written notice of Lessee's election to extend on or before April 1, 1998 as to the first extension period, and April 1, 2001 as to the second extension period.

         4. Early Occupancy. Lessee's right to occupy the First Premises (except for the approximately 4,000 square feet of unimproved space) prior to the January 1, 1994 commencement date of this Lease shall commence on the date thirty (30) days after execution of this Lease by both Lessor and Lessee. Lessee shall not be required to pay Base Rent or Lessee's Share of Operating Expenses (except for Lessee's Share of utilities costs) for the period of occupancy prior to the commencement date, but shall be required to fulfill all of Lessee's other obligations under this Lease.

         5. Rent. Base Rent for the Premises shall be as follows:


     Months                First Premises            Second Premises
     ------                --------------            ---------------
                           (per month)               (per month, as
                                                     applicable)
Initial Term

January-December 1994      $15,000                   $7,182.40
January-May 1995           $16,500                   $7,182.40
June-December 1995         $18,100                   $7,182.40
January-December 1996      $19,800                   $8,080.20
January-December 1997      CPI*                      CPI*
January-December 1998      CPI*                      CPI*

First Extension Term

January-December 1999      CPI*                      CPI*
January-December 2000      CPI*                      CPI*
January-December 2001      CPI*                      CPI*

Second Extension Term

January-December 2002      CPI*                      CPI*
January-December 2003      CPI*                      CPI*
January-December 2004      CPI*                      CPI*

Notwithstanding the amounts set forth in the foregoing table, provided Lessee is not in default under any of the provisions of this Lease, Base Rent shall be abated for the months of January through March, 1994 and January through March, 1995.

         *Commencing on January 1, 1997 and on each January 1 thereafter throughout the remaining initial term and the extension term(s) of this Lease (each, a "Rental Adjustment Date"), Base Rent shall be increased as to each of the First Premises and Second Premises, respectively, by the percentage increase, if any, in the Consumer Price Index All Items -- All Urban Consumers, Riverside-Long-Beach-Anaheim Average (Reference Base Year 1988 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics or its successor (the "Index"), as follows: the Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the "Comparison Monthly Rent") shall be increased by the percentage that the Index has increased from the Index published most recently prior to the month in which the first payment of the Comparison Monthly Rent commenced through the Index published most recently prior to the month in which the applicable Rental Adjustment Date occurs; provided, however, in no event shall the Comparison Monthly Rent ever be increased on any particular Rental Adjustment Date by reason of the computations set forth above by less than three percent (3%) or more than six percent (6%). If the Index ceases to be published or is published less frequently or is altered in any material respect, then the parties shall adopt a substitute index or substitute procedure which reasonably reflects and monitors changes in consumer prices. Lessor shall notify Lessee of the new Base Rent as soon as practicable following Lessor's determination thereof as set forth above in this paragraph. If Lessor has not given such notice prior to the applicable Rental Adjustment Date, Lessee shall pay Base Rent at the Comparison Monthly Rent rate until Lessor so notifies Lessee of the new amount of Base Rent; provided that, after Lessor provides such notice, Lessee shall immediately pay Lessor any additional amounts owed based upon the new amount of Base Rent payable pursuant to this Lease.

         6. Lessee's Share of Operating Expenses. So long as the Premises includes only the First Premises, Lessee's Share of Operating Expenses, as set forth in Paragraph 4.2 of this Lease, shall be 100%; provided, however, that Lessee's Share as to costs for insurance required pursuant to Paragraphs 8.2 and
8.3 of the Lease and as to Real Property Taxes described in Paragraph 10 of the Lease shall be 88%; and provided further that Lessor shall be responsible for $125 per month toward the payment of all other Operating Expenses as Lessor's full share allocable to the Second Premises prior to Lessee's leasing thereof. After Lessee expands into the Second Premises (i.e., such that the Premises then includes the entire Building), Lessee's Share of Operating Expenses shall be 100% without exception. Operating Expenses also shall include an administrative fee to Lessor in the amount of the lesser of $1,000 per month or five percent (5%) of all Operating Expenses other than such administrative fee and any other Operating Expense incurred by Lessor to a third party and as to which Lessor pays such third parties a management or administrative fee. Notwithstanding the foregoing, in the event Lessor actually occupies any portion of the Building not included within the Premises from time to time, Lessor shall bear all increases in Operating Expenses attributable to such use or occupancy by Lessor. Notwithstanding the provisions of Paragraph 4.2 of this Lease or this Section, in no event shall Lessee have any obligation to pay directly, or reimburse Lessor for, all or any portion of the following (except if incurred as a result of Lessee's breach of any provision of this Lease or the negligent or other wrongful conduct of Lessee or its employees, agents, contractors or invitees):

            a. costs occasioned by the wrongful act, omission of applicable rules, regulations, statutes, ordinances, laws and building codes by Lessor or any occupant of the Industrial Center or their respective agents, employees or contractors (other than Lessee or its employees, agents, contractors or invitees);

            b. costs occasioned by fire, acts of God or other casualties, or by the exercise of the power of eminent domain, to the extent that Lessor is compensated therefor through the proceeds of insurance or condemnation awards;

            c. costs of a capital nature, including, but not limited to, capital improvements and equipment, all as determined in accordance with generally accepted accounting principles and sound management practices, except any cost of a capital nature that is made to comply with laws or governmental requirements (provided such improvement or equipment is not required to cure a breach of Lessor's representations or covenants under this Lease) or for the purpose of reducing Operating Expenses (and, as to the latter, with a reasonable belief by Lessor that such improvement or equipment will reduce Operating Expenses by more than the amount of such capital cost over the useful life of such improvement or equipment), the amount of such costs to be amortized on a straight-line basis over the useful life of the improvement or equipment in question as Lessor shall reasonably determine;

            d. costs for which Lessor is entitled to reimbursement from others;

            e. costs of correcting any construction defect in the Premises or the Industrial Center existing on the date of this Lease;

            f. costs of any renovation, improvement, painting or redecorating of any portion of the Industrial Center not made available for Lessee's Use;

            g. any costs or other disbursements incurred in connection with negotiations or disputes with any occupant of the Industrial Center (other than Lessee), and the costs arising from the violation by Lessor or any occupant of the Industrial Center (other than Lessee or its employees, agents, contractors or invitees) of the terms or conditions of any Lease or other agreement;

            h. depreciation, amortization or other expense reserves;

            i. interest, charges and fees incurred on debt, and payments on mortgages and rent under ground leases;

            j. increases in insurance premiums or costs caused by the activities of other occupants of the Industrial Center (other than Lessee or its employees, agents, contractors or invitees);

            k. any costs associated with hazardous or toxic materials, except to the extent caused by the storage, use or disposal of hazardous materials by Lessee or its employees, agents, contractors or invitees;

            l. any costs properly attributable to property owned or operated by Lessor outside of the physical boundaries of the Industrial Center;

            m. leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants or other occupants of the Building; or

            n. any amount that would constitute a "double recovery" by Lessor (i.e., in excess of 100% of the costs incurred by Lessor, plus Lessor's administrative fee).

         7. Use. The Premises may be used and occupied for any lawful use in compliance with all covenants, conditions and restrictions affecting the Industrial Center, except that the Premises shall not be used for the manufacturing, design, research, development or sale of aerospace products or related uses.

         8. Hazardous Materials; As-Is Condition. Lessor represents and warrants to Lessee that, to the actual knowledge of the officers of Lessor, upon the date of this Lease (i) the Industrial Center is not contaminated by wastes or other materials in a manner and in concentrations and formulations that are currently generally recognized as being injurious to public health or safety, and (ii) Lessor has not manufactured, stored or generated any such materials or wastes at the Industrial Center, except in accordance with all applicable law and commercially reasonable standards. In the event that it is determined that Lessor's warranties set forth in this Section have been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly rectify such violation at Lessor's sole cost. Except for the responsibility of Lessor for the condition of the Premises expressly assumed pursuant to Paragraphs 6.2 and 6.3 of this Lease and this Section 8, Lessee agrees that it is leasing the Premises "AS IS AND WITH ALL FAULTS."

         9. Lessor's Maintenance Obligations. Notwithstanding the provisions of Paragraph 7.1 of this Lease, in the event Lessee does not desire to wait for Lessor to perform one or more of its obligations within the period of time permitted under Paragraph 7.1 of this Lease, or in the event of an emergency, Lessee shall have the right to perform Lessor's obligation(s) under Paragraph
7.1 at Lessee's expense, provided that (except in an emergency) Lessee informs Lessor in writing of Lessee's intention to perform Lessor's obligation(s) and Lessor does not inform Lessee within five (5) days after receipt of Lessee's notice that Lessor will commence to perform such obligation(s) within ten (10) days after Lessor's receipt of such notice from Lessee. At any time and from time to time during the term of this Lease, Lessor shall have the right to turn over to Lessee all or any portion of Lessor's obligations pursuant to Paragraph
7.1 of this Lease by giving written notice of such election to Lessee, upon which notice Lessee shall be deemed to have assumed all of Lessor's obligations as to which such election applies. In addition, at any time if and after the Premises is expanded to include the Second Premises, Lessee shall have the right to assume all (but not part) of Lessor's obligations under Paragraph 7.1 of this Lease not previously turned over by Lessor to Lessee by giving irrevocable written notice of such election to Lessor, provided that Lessee reasonably satisfies Lessor that Lessee will fully satisfy the provisions of Paragraph 7.1. If, at any time after Lessee has assumed Lessor's obligations under Paragraph
7.1 pursuant to this Section, Lessee fails to fulfill the obligations so assumed, Lessor shall have the right to perform all or any portion of such obligations on Lessee's behalf as permitted under Paragraph 7.2(b) with respect to Lessee's obligations under Paragraph 7.2.

        10. Thermal Energy Storage System. Lessor and Lessee acknowledge that there is installed in the Building a Thermal Energy Storage System ("TES System"). Lessee acknowledges that Lessor's warranty as to the TES System set forth in paragraph 6.3 of this Lease shall not constitute any guaranty or warranty as to the energy output, specifications or quality of performance of the TES System or its sufficiency to meet Lessee's needs. Lessor shall maintain and repair the TES System throughout the term of this Lease, all costs of which shall be considered Operating Expenses to be reimbursed by Lessee pursuant to the Provisions of Paragraph 4.2 of this Lease and Section 6 above.

        11. Lessee's Improvements. Lessee agrees to make the interior improvements to the Premises substantially in accordance with Exhibit B attached hereto (the "Tenant Improvements"). Lessee agrees to diligently prosecute all required governmental approvals for the Tenant Improvements. Lessee shall deliver to Lessor complete plans and specifications for the Tenant Improvements on or before March 1, 1994, which shall be subject to the approval of Lessor pursuant to the provisions of paragraph 7.3 of this Lease, which approval by Lessor shall not be unreasonably withheld. Lessor shall have fifteen (15) days after receipt of such complete plans and specifications to approve or disapprove them; provided, however, that such plans and specifications shall be deemed approved unless Lessor gives notice of disapproval within such fifteen-day period. If Lessor disapproves of any plans or specifications, Lessor shall give reasons for such disapproval and Lessor and Lessee shall negotiate in good faith to address Lessor's reasonable objections. All plans and specifications shall be prepared by a duly licensed or registered architect or engineer, as the case may be (except, however, any nonstructural conceptual space and interior design plans may be prepared by a reputable space planner or interior designer). All contractors employed by Lessee to make structural alterations shall be approved by Lessor, which approval shall not be unreasonably withheld. Within thirty (30) days after receipt by Lessee of all necessary governmental approvals for the Tenant Improvements and Lessor's approval of

Lessee's plans and specifications, Lessee shall commence and diligently prosecute the Tenant Improvements in accordance with the approved plans and specifications and all governmental approvals and otherwise in accordance with this Lease and applicable law. Lessee shall cause completion of the Tenant Improvements to occur on or before the later of July 31, 1994 or within sixty
(60) days after commencement of on-site demolition or construction activities. During the construction period, Lessee shall not block or otherwise interfere with the use of any traffic or parking improvements or fire lanes, except as specifically permitted by Lessor and the City of San Diego during the process of obtaining approvals for the Tenant Improvements. In addition, Lessee shall repair and restore all damage to the Common Areas or other facilities located on or about the Industrial Center caused in accordance with Lessee's construction activities, including, but not limited to, landscaping, lighting and paving. Lessee shall not allow work to cease during the construction period for longer than five (5) business days at a time or twenty (20) business days in the aggregate. Notwithstanding the foregoing, in the event Lessee is unable to commence or complete construction of the Tenant Improvements in accordance with the foregoing terms due to events beyond Lessee's control, the time period for commencing or completing the Tenant Improvements, as the case may be, shall be extended by a period of time equal to the duration of such events. Events beyond Lessee's control include, but shall not be limited to, acts of God, civil commotion, fire, flood or other casualty, shortages of labor or materials and governmental prohibition or moratorium.

        12. Removal of Equipment and Improvements. Notwithstanding the provisions of Paragraph 7.3(a) of this Lease, Lessor shall not have the right to require Lessee to remove, and Lessee shall not have the right to remove, (i) any of the Tenant Improvements described in Section 11 above, and (ii) as to any other alteration, improvement, addition or Utility Installation Lessee is required to obtain, actually obtains Lessor's approval unless, at the time that Lessor gives such approval, Lessor notifies Lessee in writing that Lessor may require remove of such alteration, improvement, addition or Utility Installation upon expiration of this Lease. For the purposes of Paragraph 7.3 of this Lease, Lessor and Lessee agree that the Novatech materials handling system to be installed by Lessee shall be equipment that Lessee may remove upon expiration of this Lease (subject to Lessee's repair obligations and other applicable provisions of this Lease), and that all improvements, systems, equipment, machinery, materials and finishes pertaining to the "clean rooms" to be constructed by Lessee as part of the Tenant Improvements shall constitute improvements that may not be removed by Lessee at any time.

        13. Indemnity. Notwithstanding anything to the contrary in this Lease, Lessee shall neither release nor indemnify Lessor from any damages, liabilities, judgements, actions, claims, attorneys' fees, consultants' fees, payments, costs or expenses arising from (i) the negligence or willful misconduct of Lessor or its employees, agents, contractors or invitees, (ii) Lessor's violation of laws or (iii) any breach by Lessor of its obligations, representations or warranties under this Lease.

        14. Damage or Destruction. Notwithstanding the provisions of Paragraph
9.2 of this Lease, in the event the Premises or the Building is damaged or destroyed at any time prior to December 31, 1997 to the extent that the cost of repair is equal to or greater than fifty percent (50%) of the then replacement costs of the Premises or the Building, respectively, but less than seventy percent (70%) of such respective replacement cost, such damage or destruction shall be considered to be "Premises Partial Damage" or "Premises Building Partial Damage", as the case may be, provided that, within thirty (30) days after the occurrence of such damage or destruction, Lessee shall give Lessor unconditional and irrevocable written notice to exercise immediately both options to extend this Lease as set forth in Section 3 above (to the extent not already exercised), and provided further that the Premises then include the Second Premises or, if it does not and such damage or destruction has occurred prior to March 1, 1995, Lessee shall give Lessor the Option Notice pursuant to Section 1 above within thirty (30) days after the occurrence of such damage or destruction. Notwithstanding the provisions of Paragraph 9.2 of this Lease, in the event the Premises or the Building is damaged or destroyed at any time after December 31, 1997 and before December 31, 1999 to the extent that the cost of repair is equal to or greater than fifty percent (50%) of the then replacement costs of the Premises or the Building, respectively, but less than sixty percent (60%) of such respective replacement cost, such damage or destruction shall be considered to be "Premises Partial Damage" or "Premises Building Partial Damage", as the case may be, provided that, within thirty (30) days after the occurrence of such damage or destruction, Lessee shall give Lessor unconditional and irrevocable written notice to exercise immediately both options to extend this Lease as set forth in Section 3 above (to the extent not already exercised), and provided further that the Premises then includes the Second Premises.

        15. Assignment and Subleasing. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises to any company domiciled, or engaged in business primarily, outside of the United States of America, or to any party whom Lessee has reason to believe will violate or seek to violate the use restrictions set forth in Section 7 above or any other applicable provision of this Lease. Any attempt at any such transfer by Lessee shall be void and shall constitute an incurable default under this Lease by Lessee.

        16. Lessor's Access. All entries into the Premises by Lessor shall be made during normal business hours upon at least twenty-four (24) hours' prior notice to Lessee, except in the case of an emergency in which case no prior notice shall be required.

        17. Signage. Lessee has received and reviewed a copy of the Declaration of Covenants, Conditions and Restrictions, together with sign criteria for the Industrial Center adopted in connection therewith, and acknowledges that they contain restrictions regarding the placement of signs on or about the Property. Lessor's approval of all signage pursuant to paragraph 34 of this Lease shall extend to both the design and location of all signage, which approval shall not be unreasonably withheld. Lessee shall be responsible for the entire cost of all installation, maintenance and repair of its signage. Lessee shall move all of its signage upon termination of this Lease and shall return the Premises to their condition prior to the placement or erection of all such signage. Subject to the foregoing, Lessee shall have the sole right to use of building and monument signage at the Industrial Center.

        18. Lessee's Right of First Offer/Refusal.

            (a) Initial Negotiation. At least thirty (30) days before Lessor undertakes any effort to market, sell, exchange or otherwise voluntarily transfer (any such transaction described above shall be referred to as a "Transfer") all or any portion of the Industrial Center, Lessor shall deliver to Lessee a written offer setting forth the proposed price and other terms on which Lessor is willing to sell the entire Industrial Center to Lessee. Lessee shall have thirty (30) days following its receipt of Lessor's offer (the "Negotiating Period") in which to negotiate with Lessor to purchase the entire Industrial Center and to enter into a binding contract with Lessor for the purchase and sale of the entire Industrial Center. At the end of the Negotiating

Period, and in the event Lessor and Lessee do not enter into a binding contract for such purchase and sale, Lessor shall prepare a document setting forth all of the final terms offered by Lessor and rejected by Lessee (the "Final Rejected Offer"), which both Lessor and Lessee shall acknowledge in writing. The Final Rejected Offer shall serve as the basis against which it shall be determined whether the terms of any subsequent proposed offer or agreement regarding the Transfer of the Industrial Center are materially less favorable to the Lessor.

            (b) Transfers During Following Year. In the event Lessor and Lessee do not enter into a binding contract for the purchase and sale of the entire Industrial Center during the Negotiating Period, Lessor may enter into an agreement to make a Transfer of all or any portion of the Industrial Center during the 12-month period immediately following the Negotiating Period for a total consideration of not less than ninety-five percent (95%) of that specified in the Final Rejected Offer and with other material financial terms not materially less favorable to the Lessor than those contained in the Final Rejected Offer; provided that any such agreement may contain financing terms materially different from those of the Final Rejected Offer, provided the purchase price is paid over a period of not more than ten (10) years and the interest rate to Lessor is at least equal to the "prime" or "reference" rate of major banks. Other terms, such as a longer escrow period, more or different contingencies in favor of the proposed buyer, guaranties or indemnities offered by Lessor and the inclusion of other transactions in the purchase and sale transaction, shall not be considered financial terms for the purposes of this paragraph. Any Transfer permitted pursuant to the foregoing provisions of this paragraph is referred to as a "Permitted Transaction". If Lessor does not enter into a binding agreement for a Permitted Transaction during the 12-month period following the expiration of the Negotiating Period as permitted pursuant to this paragraph, and if Lessor thereafter wishes to undertake further efforts to make a Transfer of all or any portion of the Industrial Center, Lessor first may repeat the procedures set forth in Section 18(a) above.

            (c) Right of First Refusal. No interest in all or any portion of the Industrial Center, except pursuant to a Permitted Transaction under Section 18(b) above, shall be conveyed to any person or entity, either voluntarily or involuntarily, without Lessor's first offering such interest (the "Offered Interest") to Lessee on the same terms and conditions proposed between Lessor and the third party. Lessor shall deliver to Lessee a written offer specifying the materials terms of the proposed conveyance of the offered interest and naming the proposed transferee (the "Offer Notice"). A letter attaching the written offer or proposed agreement between Lessor and the proposed transferee shall be a sufficient Offer Notice. Lessor's delivery of an Offer Notice shall constitute a representation by Lessor that the proposed conveyance referred to in the Offer Notice is a bonafide transaction negotiated at arms' length with an independent transferee who is unaffiliated with Lessor. The offer made to Lessee by delivery of the Offer Notice shall be irrevocable for a period of five (5) days after receipt by Lessee, during which the offer may be accepted or rejected by Lessee. In the event Lessee accepts the offer within such five (5) day period, Lessor and Lessee shall consummate the transfer of the Offered Interest in accordance with the terms set forth in the Offer Notice. In the event, within five (5) days after Lessee's receipt of the Offer Notice, Lessee does not accept the offer unconditionally and irrevocably in writing on the exact terms and conditions set forth in the Offer Notice, Lessee shall be deemed to have rejected the offer and waived its right of first refusal as to the proposed Transfer evidenced by the Offer Notice (including any changes thereto other than changes to material financial terms that are materially less favorable to Lessor). To the extent the following are consistent with, or not addressed by, the terms and conditions specified in the Offer Notice: (i) Lessee shall have thirty (30) days after its acceptance of the offer in which to arrange financing for its acquisition of the Offered Interest, (ii) the transfer of the Offered Interest shall take place through an escrow with a title insurance company reasonably acceptable to Lessor and Lessee, (iii) the closing of the transfer of the Offered Interest shall occur within sixty (60) days after Lessee's receipt of the Offer Notice, (iv) if the Offered Interest is a fee interest in the Industrial Center, the transfer shall be made by grant deed, and (v) costs and expenses in connection with the transfer of the Offered Interest to Lessee shall be allocated between Lessor and Lessee as is customary in San Diego County. Notwithstanding any provision of this paragraph to the contrary, Lessee's right of first refusal shall not apply to any conveyance or hypothecation of all of any portion of the Industrial Center in connection with Lessor's obtaining a bonafide loan, or any conveyance of the Industrial Center by private sale pursuant to the provisions of, upon foreclosure of, or by deed in lieu of foreclosure with respect to, any deed of trust or security instrument given to secure any such loan; provided, however, that Lessee shall be given notice of, and the right to cure, any default under any deed of trust or other security instrument. Notwithstanding any provision of this paragraph, Lessor shall at all times have the free right to make any Transfer to any entity controlling, controlled by or under common control with Lessor, or any person or entity that may succeed to the interests of Lessor by merger or consolidation or by purchase of all or substantially all of the assets of Lessor. For the purposes of this paragraph, a person or entity shall be deemed to control every entity in which he or it owns a majority interest or holds majority voting power, or both. Lessee's right of first refusal granted pursuant to this paragraph shall terminate upon the expiration or earlier termination of this Lease.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum as a part of the Lease to which this Addendum is attached, effective as of the date of such Lease.

                                    LESSOR:

                                    McDONNELL DOUGLAS TECHNOLOGIES,
                                    INC., a Delaware corporation

                                    By:
                                        -------------------------------

                                        Its:
                                            ---------------------------

                                    By:
                                        -------------------------------

                                        Its:
                                            ---------------------------

                                    LESSEE:

                                    U.S. MEDICAL INSTRUMENTS,  INC., a
                                    California corporation

                                    By: /s/ Matt Mazur
                                        -------------------------------
                                        Its: President

                                    By: /s/
                                        -------------------------------
                                        Its: SR VP/CPO/COO